For the fiscal period ended 12/31/03
File number 811-3623

			SUB-ITEM 77-0

			EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  The Prudential Series Fund, Inc. ?
Equity Portfolio (Salomon sleeve)

1.   Name of Issuer:
	China Life Insurance

2.   Date of Purchase
	12/12/03

3.   Number of Securities Purchased
	900

4.   Dollar Amount of Purchase
	$16,812

5.   Price Per Unit
	$18.68

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	CSFB

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

China International
Citigroup
Credit Suisse
Deutsche Bank